SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “AGREEMENT”) is dated as of September 30, 2006, by and between MONTGOMERY EQUITY PARTNERS, LTD., a Cayman Island exempted Company (“Montgomery”) and NASCAP CORP., a New York corporation (the “Nascap”) (collectively, referred to hereinafter as the “Parties”).

RECITALS:

WHEREAS, contemporaneously to the execution of this Agreement, Call Compliance, Inc., a New York corporation (“Call Compliance”), is granting a Promissory Note (the “Nascap Note”) in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) to Nascap; and

WHEREAS, in connection with the Nascap Note, Call Compliance and Nascap are entering into (i) a Security Agreement, dated September 30, 2006 (the “Nascap Security Agreement”), pursuant to which Call Compliance will grant to Nascap a security interest in the Secured Obligations, as defined in the Nascap Security Agreement; and

WHEREAS, in connection with the Nascap Note, Compliance Systems Corporation (“Compliance Systems”), a Nevada corporation which owns 100% of the issued and outstanding shares of Call Compliance, entered into a Guaranty Agreement, dated September 30, 2006, (the “Nascap Guaranty Agreement”), made by Compliance Systems in favor of Nascap, pursuant to which Compliance Systems unconditionally and irrevocably guarantees to Nascap the payment and performance of Call Company under the Nascap Note and the Nascap Security Agreement; and

WHEREAS, in connection with the Nascap Note, Montgomery, Call Compliance and Compliance Systems entered into a Consent, dated September 30, 2006, whereby Montgomery consented to Call Compliance to enter into the Nascap Note and the Nascap Security Agreement, and consented to Compliance Systems to enter into the Nascap Guaranty Agreement; and

WHEREAS, Montgomery has a first priority security interest in various assets of Call Compliance, including the Secured Obligations.

NOW, THEREFORE, for and in consideration of the mutual and reciprocal covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Recitals. The recitals set forth above are true and are hereby incorporated by this reference.

2. Subordination. Montgomery hereby subordinates its first priority security interest solely with respect to the Secured Obligations to Nascap, as defined in the Nascap Security Agreement.

3. Counterparts. This Agreement may be executed in one or more counterparts, and by the Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

4. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, excluding its choice of law principles.

IN WITNESS WHEREOF, the Parties hereto, through their duly authorized representatives, have executed this instrument as of the day and year first written above.

MONTGOMERY EQUITY PARTNERS, LTD., a Cayman Island exempted Company

By:
Printed Name:
Title:
Date:

NASCAP CORP., a New York corporation

By:
Printed Name:
Title:
Date: